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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   May 28, 2002
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                            ENTERASYS NETWORKS, INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                   1-10228             04-2797263
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(State or Other Jurisdiction of    (Commission         (IRS Employer
        Incorporation)             File Number)       Identification No.)


                     35 Industrial Way, Rochester, NH 03867
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               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code: (603) 332-9400
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Item 5. Other Events

     On April 26, 2002 the Board of Directors of Enterasys Networks, Inc. (the "Company") approved a dividend of one right (the "Rights") to purchase one one-thousandth (1/1,000th) of a share of Series F Preferred Stock, $1.00 par value per share, of the Company for each outstanding share of common stock, $.01 par value per share, of the Company. The dividend is payable on June 25, 2002 to shareholders of record at the close of business on June 11, 2002. The terms of the Rights are set forth in the Rights Agreement dated as of May 28, 2002 between the Company and Equiserve Trust Company, N.A., as Rights Agent, a copy of which is filed herewith as an exhibit and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

     4.1. Rights Agreement dated as of May 28, 2002 ("Rights Agreement") between the Company and Equiserve Trust Company, N.A., as Rights Agent.

     4.2. Form of Certificate of Designation with respect to the Series F Preferred Stock, $1.00 par value per share, of the Company (attached as Exhibit A to the Rights Agreement).

     4.3. Form of Rights Certificate (attached as Exhibit B to the Rights Agreement). Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until the Distribution Date (as defined in the Rights Agreement).

     4.4. Summary of Rights (attached as Exhibit C to the Rights Agreement).



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ENTERASYS NETWORKS, INC.


Date: May 31, 2002                        By: /s/ Robert Gagalis
                                              ------------------------
                                              Robert Gagalis
                                              Chief Financial Officer


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                                  EXHIBIT INDEX

     The following designated exhibits are filed herewith:

     4.1. Rights Agreement dated as of May 28, 2002 ("Rights Agreement") between the Company and Equiserve Trust Company, N.A., as Rights Agent.

     4.2. Form of Certificate of Designation with respect to the Series F Preferred Stock, $1.00 par value per share, of the Company (attached as Exhibit A to the Rights Agreement).

     4.3. Form of Rights Certificate (attached as Exhibit B to the Rights Agreement). Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until the Distribution Date (as defined in the Rights Agreement).

     4.4. Summary of Rights (attached as Exhibit C to the Rights Agreement).


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